Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of a21, Inc. on Forms S-8 (file No: 333-86946, effective April 25, 2002 and 333-96661, effective July 18, 2002) of our report dated May 22, 2003, which includes an explanitory paragraph about the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB/A of a21, Inc. for the year ended December 31, 2003.




                                          /s/ Marcum & Kliegman LLP

                                          April 19, 2004
                                          New York, New York